Exhibit 10.12

KARYOPHARM THERAPEUTICS INC.

NONSTATUTORY STOCK OPTION AGREEMENT

Inducement Grant

Karyopharm Therapeutics Inc. (the “Company”) hereby grants the following stock option. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of optionee (the “Participant”):
Date of this option grant:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Number, if any, of Shares that vest immediately on the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

One Year from Vesting Start Date:
Each Successive month thereafter:
All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.
This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

By:

Name of Officer: Michael Mason

Title:   Chief Financial Officer

KARYOPHARM THERAPEUTICS INC

KARYOPHARM THERAPEUTICS INC.

Nonstatutory Stock Option Agreement

Incorporated Terms and Conditions

1.Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”) to the Participant of an option to purchase, in whole or in part, on the terms provided herein, the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement was granted to the Participant pursuant to the inducement grant exception under NASDAQ Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2013 Stock Incentive Plan (the “Plan”) or any other equity incentive plan of the Company, as an inducement that is material to the Participant entering into employment with the Company.

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth on the cover page of this agreement (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Table shall be rounded down to the nearest whole number of shares of Common Stock (except for the last vesting tranche).

Notwithstanding the foregoing, to the extent that the Participant is a party to an employment agreement or other agreement with the Company that provides vesting terms that differ from the Vesting Schedule, the terms set forth in such employment agreement or other agreement shall prevail.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof.

3.Exercise of Option.

(a)Form of Exercise.  Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form, which may be electronic, as determined by the Company, together with payment in full of the exercise price and any applicable tax withholding as follows:

(1)in cash or by check, payable to the order of the Company;

(2)except as may otherwise be approved by the Board of Directors of the Company (the “Board”), in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)to the extent approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value per share of Common Stock as determined by (or in a manner approved by) the Board, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)to the extent approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of this option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of this option being exercised divided by (B) the fair market value (determined by (or in a manner approved by) the Board) on the date of exercise;

(5) to the extent permitted by applicable law and approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b)Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination.  If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship with the Company, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall have the same meaning as defined in Section 7(c)(1) below.

4.Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under this option.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise of this option or at the same time as payment of the exercise price, unless the Company determines otherwise. If approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock underlying this option valued at their fair market value (determined by (or in a manner approved by) the Board); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with this option. Shares used to satisfy tax withholding requirements cannot be subject to any forfeiture, unfulfilled vesting or other similar requirements.

5.Reporting.

The Participant acknowledges and agrees to comply with all necessary reporting obligations in the Participant’s jurisdiction in relation to all taxes, social security contributions and any other similar charges which arise in relation to this option.

6.Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7.Participant’s Acknowledgement of Clawback.

The Participant acknowledges that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.

8.Adjustments for Changes in Common Stock and Certain Other Events.

(a)Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities and exercise price per share of this option shall be equitably adjusted by the Company in the manner determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to this option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then the Participant, if he exercises this option between the record date and the distribution date for such stock dividend, shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon exercise of this option, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)Reorganization Events.

(1)A “Reorganization Event” shall mean:  (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)In connection with a Reorganization Event, the Board may take any one or more of the following actions with respect to this option (or any portion thereof) on such terms as the Board determines: (i) provide that this option shall be assumed, or substantially equivalent option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that the unvested and/ or unexercised portion of this option will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that this option shall become exercisable, realizable, or deliverable, or restrictions applicable to this option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to this option equal to (A) the number of shares of Common Stock subject to the vested portion of this option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise price of this option and any applicable tax withholdings, in exchange for the termination of this option, (v) provide that, in connection with a liquidation or dissolution of the Company, this option shall convert into the right to receive liquidation proceeds (net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

(3)For purposes of clause 7(b)(2)(i) above, this option shall be considered assumed if, following consummation of the Reorganization Event, this option confers the right to purchase, for each share of Common Stock subject to this option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of this option to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board)

to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(c)Change in Control Events.

(1)Definitions.

A “Change in Control Event” shall mean:

(A)       the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company or (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (C) of this definition; or

(B)       such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the grant of this option or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; or

(C)       the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D)      the liquidation or dissolution of the Company.

“Good Reason” shall mean the occurrence of any of the following without the Participant’s prior written consent:  (A) any change in the Participant’s position, title or reporting relationship with the Company from and after such Reorganization Event or Change in Control Event that diminishes in any material respect the authority, duties or responsibilities of the Participant as in effect immediately preceding the Reorganization Event or Change in Control Event, as the case may be; provided, however, that a change in the Participant’s title or reporting relationship solely due to the Company becoming a division, subsidiary or other similar part of a larger organization following a Reorganization Event or Change in Control Event shall not by itself constitute Good Reason; or (B) any material reduction in the Participant’s annual base compensation from and after such Reorganization Event or Change in Control Event, as the case may be.  Notwithstanding the foregoing, “Good Reason” shall not be deemed to have occurred unless (x) the Participant provides the Company with written notice that the Participant intends to terminate employment for one of the grounds set forth in subsections (A) or (B) within sixty (60) days of such ground(s) arising, (y) if such ground is capable of being cured, the Company has failed to cure such ground within a period of thirty (30) days from the date of such written notice, and (z) the Participant terminates employment within six (6) months from the date that Good Reason first occurs.

“Cause” shall, for purposes of Section 7 of this agreement, mean the occurrence of any of the following:  (A) the Participant’s willful failure to perform in any material respect the Participant’s material duties or responsibilities for the Company, which is not cured within thirty (30) days of written notice thereof to the Participant from the Company; (B) repeated unexplained or unjustified absence from the Company inconsistent with the Participant’s duties and responsibilities for the Company, which continues without explanation or justification after written notice thereof to the Participant from the Company; (C) the Participant’s willful misconduct that causes material and demonstrable monetary or reputational injury to the Company, including, but not limited to, misappropriation or conversion of assets of the Company (other than non-material assets); or (D) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

(2)Notwithstanding the provisions of Section 7(b), this option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

9.Miscellaneous.

(a)No Right to Employment or Other Status.  The grant of this option shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim hereunder, except as otherwise expressly provided herein or provided for in the Letter Agreement.

(b)No Rights As Stockholder.  Subject to the provisions of this option, the Participant shall not have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to this option until becoming the record holder of such shares.

(c)Amendment.  The Board may amend, modify or terminate this agreement, including but not limited to, substituting another option of the same or a different type and changing the date of exercise or realization.  Notwithstanding the foregoing, the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 7 and the Letter Agreement.

(d)Acceleration.  The Board may at any time provide that this option shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(e)Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to this agreement until (i) all conditions of this agreement have been met to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(f) Administration by Board.  The Board will administer this agreement and may construe and interpret the terms hereof.  Subject to the terms and provisions of the Letter Agreement, the Board may correct any defect, supply any omission or reconcile any inconsistency in this agreement in the manner and to the extent it shall deem expedient to carry the Agreement into effect and it shall be the sole and final judge of such expediency.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under this agreement made in good faith.

(g) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”).  All references herein to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority hereunder have been delegated to such Committee.

(h) Governing Law.  This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

ANNEX A

KARYOPHARM THERAPEUTICS INC.

Stock Option Exercise Notice

Karyopharm Therapeutics Inc.
85 Wells Ave

Newton, MA 02459

Dear Sir or Madam:

I, (the “Participant”), hereby irrevocably exercise the right to purchase shares of the Common Stock, $.0001 par value per share (the “Shares”), of Karyopharm Therapeutics Inc. (the “Company”) at $ per share and a stock option agreement with the Company dated (the “Option Agreement”).  Enclosed herewith is a payment of $, the aggregate purchase price for the Shares.  The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature
Print Name:

Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):